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                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Covad Communications Group, Inc. (the Company) on Form 10-Q/A for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Amendment"), I, Mark A. Richman, Chief Financial Officer of the Company, certify, pursuant to 18. U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act OF 2002, that to the best of my knowledge:

         (1) The Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Amendment fairly represents, in all material respects, the financial condition and result of operations of the Company.

                                         COVAD COMMUNICATIONS GROUP, INC.

                                         By:         /s/ MARK A. RICHMAN
                                             ----------------------------------
                                                       Mark A. Richman
                                                Executive Vice President and
                                                   Chief Financial Officer

Date: November 4, 2004